EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Exponent, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-138618, 33-38479, 33-46054, 33-72510, 33-79368, 333-31830, 333-67806, 333-99243, 333-106105, 333-117108, and 333-128141) on Form S-8 of Exponent, Inc. of our reports dated March 7, 2007, with respect to the consolidated balance sheets of Exponent, Inc. and subsidiaries as of December 29, 2006 and December 30, 2005, and related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 29, 2006, and related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 29, 2006, and the effectiveness of internal control over financial reporting as of December 29, 2006, which reports appear in the December 29, 2006 annual report on Form 10-K of Exponent, Inc.

As discussed in Note 1 to the Consolidated Financial Statements, effective December 31, 2005, the Company adopted the provision of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment.

KPMG LLP

San Francisco, California

March 7, 2007